Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered effective January 29, 2018 by and between Oroplata Resources, a Nevada corporation, (the “Company”) and Santana Holdings LLC (“Consultant”). Each party is individually referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

A.Consultant is an office management company that provides office administration services to companies, and

B.The Company has engaged and desires to engage the services of Consultant to provide administrative services to the Company as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

1.Consulting Services. Consultant agrees to provide the services set forth on Exhibit A to the Company (the “Services”). Consultant hereby agrees to perform the Services in a professional manner and to comply with all policies and procedures of the Company.

2.Term of Agreement. This Agreement shall begin on the Effective Date and shall continue until December 31, 2019 (the “Term”) or until terminated earlier as set forth herein. The Company shall be entitled to terminate this Agreement if Consultant fails to comply with the terms of this Agreement, including without limitation, failure to adequately provide the Services, provided, however, such termination shall be preceded by written notice to Consultant specifying the failure or breach by Consultant and a reasonable opportunity to cure, not to exceed ten (10) business days.

3.Time Devoted By Consultant. It is anticipated that Consultant shall spend as much time as reasonably necessary to perform the obligations of Consultant hereunder.

4.Compensation. As compensation for the Services, and subject to the terms and conditions of this Agreement, the Company will, upon entering into this Agreement, authorize the issuance and delivery of Two Million Four Hundred Thousand (2,400,000) shares of the Company’s common stock (the “Compensation Shares”) to Consultant. As soon as reasonably practicable after the full execution of this Agreement, the Company intends to file a Registration Statements on Form S-8 with the SEC registering the Compensation Shares to permit the public sale by the Consultant. Consultant acknowledges and agrees that the Compensation Shares represent the entire compensation owed to Consultant for the Services during the Term and for any Services previously provided prior to the Term.

5.Representations, Warranties, and Covenants. The Company’s obligation to issue the Compensation Shares are dependent on the representations and warranties set forth in Exhibit B by Consultant’s sole owner being true as of the Effective Date and remaining true throughout the Term. Consultant acknowledges and understands that if any of the representations and warranties are false, the Company would not be permitted to issue the Compensation Shares under the S-8 registration statement and sale of such shares may be in violation of federal and state securities laws.

6.Independent Contractor. Both the Company and Consultant agree that Consultant will act as an independent contractor in the performance of its duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company unless such status shall be agreed upon and set forth in a writing signed by the Parties.

7.Confidential Information. Consultant acknowledges that in performing the Services it will have access to proprietary information regarding the business operations of the Company and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company’s consent. Furthermore, Consultant acknowledges that such confidential information may be considered material, non-public information under federal and state securities laws and agrees not purchase or sell any of the Company’s securities while in the possession of material, non-public information except in conformance with such securities laws.

8.Indemnification. Consultant agrees to indemnify, defend, and hold harmless the Company from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of Consultant, its subcontractors, agents, or employees, incurred by the Company in the investigation and defense of any claim, demand, or action arising out of the Services or arising out of any breach of any representation or warranty provided in connection with this Agreement; including breach of the Consultant of this Agreement. The rights and obligations of the Parties under this Section shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

9.Miscellaneous.

a.Notice. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one week after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address listed below or (iii) or the next business day if sent by a national overnight delivery service to the addresses set forth on the signature page.

b.Successors and Assigns. This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either Party hereto without the prior written consent of the other.

c.Entire Agreement. This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

d.Governing Law. This Agreement shall be constructed and interpreted in accordance with and governed by the laws of the State of Nevada.

e.Jurisdiction; Venue. The Parties agree to submit to the jurisdiction of the Federal and State Courts in Washoe County, Nevada for the resolution of all legal disputes arising under the terms of this Agreement.

f.Attorneys’ Fees. If either Party to this Agreement brings an action on this Agreement, the prevailing Party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys’ fees and expenses and court costs.

g.Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

h.Severability. If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.

i.Survival. Sections 6, 7, and 8 shall survive the termination of this Agreement.

j.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature page immediately follows)

IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be duly executed by each Party’s authorized officer as of the Effective Date.

“COMPANY”	“CONSULTANT”:
Oroplata Resources, Inc., a Nevada corporation By: /s/ Douglas Cole Name:Douglas Cole Title:Chief Executive Officer Address:930 Tahoe Blvd. Suite 802-16 Incline Village, NV 89451	Santana Holdings LLC, a New York limited liability company By: /s/ Denise Aversano Name: Denise Aversano Title:Managing Member Address:6953 Amboy Road Staten Island, New York 10309

Exhibit A

Services

The Services include but are not limited to the following:

•Back office administration

•Human resources

•SEC forms preparation and filing

•Executive assistant services for officers of the Company

•Research on potential mineral assets and accompanying water rights

•Bookkeeping and preparation of internal financial statements

•Arranging the Company’s travel needs

•Secretarial services

•Corporate minutes and records keeping

•Payroll

•Presentation booklets

•Report monthly on activities

•Expense reports

•Ordering of maps

•Newspapers for potential properties for mining

•Conference room setups

•Equipment (easels, overhead projectors, etc)

•Conference room meals for various meetings

Exhibit B

Representations, Warranties, and Covenants of Denise Aversano

January 29, 2018

Oroplata Resources, Inc.

930 Tahoe Boulevard, Suite 802-16

Incline Village, NV 89451

To: Oroplata Resources, Inc.

As an inducement for Oroplata Resources, Inc. (the “Company”) to enter into that certain consulting agreement (the “Consulting Agreement”) as of the date above with Santana Holdings, LLC (“Consultant”), I, Denise Aversano, represent, warrant, and covenant to the Company as follows:

1.I am the sole managing member of Consultant and I own 100% of the outstanding membership interests of Consultant. I will not transfer any of such membership interests during the term of the Consulting Agreement.

2.None of the services provided by Consultant shall be in connection with the offer or sale of securities in a capital-raising transaction, and shall not directly or indirectly promote or maintain a market for the registrant’s securities including but not limited to:

a.Investor relations services or other shareholder communications services (i.e. preparation of press releases or other publicly disseminated information regarding the Company)

b.Internet or social media sites that promote the Company or discuss the Company’s business.

c.Introductions to parties that may invest in the Company (or may have access to people that may invest in the Company).

d.Any other service which relates to the publishing or dissemination of information that reasonably is expected to influence the price of the issuer’s securities.

3.If either of the above statements shall become untrue at anytime during the term of the Consulting Agreement, I shall immediately inform the Company.

Sincerely,

/s/ Denise Aversano

Denise Aversano,

an individual